UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2016

WILHELMINA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36589	74-2781950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Crescent Court, Suite 1400, Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 661-7488

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 16, 2016, Wilhelmina International, Inc. (the “Company”) entered into a Stock Purchase Agreement with Lorex Investment AG (“Lorex”) pursuant to which the Company purchased from Lorex 400,000 shares of the Company’s common stock at a price of $6.825 per share, resulting in an aggregate purchase price of $2,730,000. Lorex is an affiliate of Horst-Dieter Esch, a director of the Company. Mr. Esch recused himself from all deliberations of the Board of Directors with respect to the Stock Purchase Agreement with Lorex.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the definitive agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The Company has a $7.0 million credit facility with Amegy Bank National Association (“Amegy”) comprised of a $4.0 million revolving line of credit and up to a $3.0 million term loan which may be drawn at any time on or before October 24, 2016. On August 16, 2016, the Company drew $2.73 million of the term loan and used the proceeds to fund the purchase of shares of its common stock from Lorex. (See Item 1.01, above.) The term loan bears interest at 4.25% per annum and is payable in monthly payments of interest only until November, 2016, followed by 47 equal monthly payments of principal and interest computed on a 60-month amortization schedule and a final payment of principal and interest due on October 24, 2019.

Item 8.01	Other Events

On August 12, 2016, the Board of Directors of the Company increased by 500,000 shares the number of shares of the Company’s common stock which may be repurchased under its previously authorized stock repurchase program to an aggregate of 1,500,000 shares. The shares may be repurchased from time to time in the open market or through privately negotiated transactions at prices the Company deems appropriate. The program does not obligate the Company to acquire any particular amount of common stock and may be modified or suspended at any time at the Company’s discretion.

The Company had previously repurchased 690,370 shares of its common stock under the stock repurchase program. On August 16, 2016, the Company repurchased an additional 400,000 shares of its common stock in a privately negotiated transaction with Lorex. (See Item 1.01, above.) As a result, the repurchase of an additional 409,630 shares are presently authorized under the stock repurchase program.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

	10.1	Stock Purchase Agreement dated August 16, 2016, between Wilhelmina International, Inc. and Lorex Investment AG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILHELMINA INTERNATIONAL, INC.

Date: August 17, 2016	By:	/s/ James A. McCarthy
James A. McCarthy, Chief Financial Officer